Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Time Warner Cable Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints GLENN A. BRITT, DAVID A. CHRISTMAN, LANDEL C. HOBBS, MARC LAWRENCE-APFELBAUM, ROBERT D. MARCUS, ARTHUR MINSON, WILLIAM F. OSBOURN, SUSAN A. WAXENBERG or JEFFREY ZIMMERMAN and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, of (i) the shares of common stock, par value $0.01 per share, of the Corporation to be issued in connection with the following employee incentive plan of the Corporation and/or its subsidiaries:
          Time Warner Cable Inc. 2006 Stock Incentive Plan
with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 30th day of July, 2009.
(i) Principal Executive Officer and Director:

/s/ Glenn A. Britt Glenn A. Britt
Chairman, President and Chief Executive Officer

(ii) Principal Financial Officer:

/s/ Robert D. Marcus Robert D. Marcus
Senior Executive Vice President and Chief Financial Officer

(iii) Principal Accounting Officer:

/s/ William F. Osbourn
William F. Osbourn Senior Vice President and Controller

(iv) Directors:

/s/ Carole Black Carole Black

/s/ Thomas H. Castro Thomas H. Castro

/s/ David C. Chang David C. Chang

/s/ James E. Copeland, Jr. James E. Copeland, Jr.

/s/ Peter R. Haje Peter R. Haje

/s/ Donna A. James Donna A. James

/s/ Don Logan Don Logan

(iv) Directors (continued):

/s/ N.J. Nicholas, Jr. N.J. Nicholas, Jr.

/s/ Wayne H. Pace Wayne H. Pace

/s/ Edward D. Shirley Edward D. Shirley

/s/ John E. Sununu John E. Sununu